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                                                                    Exhibit 23.1

                                             [Arthur Andersen logo appears here]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8K/A of our report dated February 7, 2000 on the financial statements of Boron LePore & Associates, Inc. as of December 31, 1999. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

ARTHUR ANDERSEN LLP

Roseland, New Jersey
September 8, 2000